SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                      January 15, 1998 (December 16, 1997)

                                NOXSO Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Virginia
                 (State or Other Jurisdiction of Incorporation)

0-17454                                                  54-1118334
(Commission File Number)                    (I.R.S. Employer Identification No.)


2414 Lytle Road, Bethel Park, PA                           15102
(Address of Principal Executive Offices)                 (Zip Code)

                                 (412) 854-1200
              (Registrant's Telephone Number, Including Area Code)



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Item 5. Other Events.

Overview

     NOXSO Corporation ("NOXSO"), which is currently reorganizing under Chapter 11 of the U. S. Bankruptcy Code, has identified two principal elements in its plan to emerge from bankruptcy: the sale of its liquid sulfur dioxide production facility located in Charleston, Tennessee (the "Tennessee Facility") and organizing a project for the commercial demonstration of the NOXSO Process. The NOXSO Process is an advanced flue-gas treatment technology that simultaneously removes pollutants (sulfur dioxide (SO2) and nitrogen oxides (NOx)) linked to both acid rain and ground level ozone from flue gas generated by coal-fired boilers. The removed SO2 is converted into a saleable sulfur by-product; the removed NOx is converted to nitrogen and oxygen and released to the atmosphere.

Completion of Sale of Tennessee Facility

     On December 31, 1997, NOXSO completed the sale of the Tennessee Facility, which does not utilize the NOXSO Process, to an affiliate of Republic Financial Corporation for $11 million.

     Approximately $9 million of the proceeds from the sale of the Tennessee Facility have been used to retire claims of creditors of NOXSO holding liens on the Tennessee Facility and to pay administrative expenses. In connection with the closing of the sale of the Tennessee Facility and the application of the proceeds thereof, the claims of Olin Corporation and Praxair Corporation against NOXSO have been extinguished, and the litigation between Olin and NOXSO has been terminated. Various claims made against NOXSO in the bankruptcy proceeding which were not secured by the Tennessee Facility remain outstanding and, except for post-petition claims, it is unlikely that a substantial portion of these claims will be paid with the remaining proceeds from the sale of the Tennessee
Facility. NOXSO is in the process of evaluating such claims and currently expects to file objections in the bankruptcy proceedings to a significant portion of such claims.

     NOXSO will use a portion of the remaining proceeds from the sale of the Tennessee Facility to pay its operating expenses while it continues in its efforts to emerge from bankruptcy, including, in particular, obtaining the funding and approvals needed to build and operate a commercial demonstration of the NOXSO Process pursuant to the Host Site Agreement discussed below.

Execution of Host Site Agreement

     On January 5, 1998, NOXSO signed a Host Site Agreement (the "Host Site Agreement") with Richmond Power & Light ("RPL") to demonstrate the first commercial-sized installation of the NOXSO Process. RPL is a municipally owned electric generation and transmission organization serving the Richmond, Indiana area. The NOXSO plant will be constructed at RPL's Whitewater Valley Station located in Richmond, Indiana, and will treat all of the flue gas from a 33-megawatt electric generating unit.

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     With execution of the Host Site Agreement,  NOXSO is requesting approval by the U.S. Department of Energy ("DOE") of the new project site and funding plan. DOE had previously approved funding for a similar installation at an Alcoa facility in Indiana, a project that was terminated prior to construction. If DOE approval is obtained, this project would be part of the DOE's Clean Coal Technology Program that provides up to 50% project funding.

     The design, construction and two-year demonstration is budgeted at approximately $28 million. In addition to DOE and RPL, outside funding will be requested by NOXSO and RPL from research organizations, state agencies and other interested parties. NOXSO will seek to secure approximately $10 to $12 million to complete the financing package through a combination of new equity and/or debt plus the aforementioned outside funding. In addition to DOE approval and a complete financing package, other conditions that must be met for the project to proceed with detailed engineering and construction include obtaining environmental and construction permits.

     Subject  to  satisfying   all   conditions,   construction   of  the  NOXSO
installation at RPL is scheduled to begin in the spring of 1999 with startup in the spring of 2000.

     If the project proceeds through the start-up phase, the Host Site Agreement provides that, during a two-year demonstration period (the "Demonstration Period"), NOXSO will own all SO2 allowances ("SO2 Allowances"), and NOXSO and RPL will each own one half of the NOx allowances, ("NOx Allowances"), if any, generated by the operation of the plant with the facilities for the operation of the NOXSO Process (the "Project Facilities") as compared to those generated by the operation of the plant without such facilities. NOXSO also has the option to receive from RPL the cash value of such Allowances. Under the SO2 Allowance program established under the federal Clean Air Act, each generator receives SO2 Allowances at the beginning of each year, which, when used, allow it to generate one ton of SO2 emissions during the year of use. To the extent a generator does not expend such SO2 Allowances in a year, they can be banked. Banked SO2 Allowances can be applied to future use, thus enabling facilities to execute their compliance and allowance strategies according to individual plant reduction requirements, system-wide planning cycles, and pollutant-reduction requirements throughout their entire system. SO2 Allowances can also be sold for use by others to enable them to emit SO2. The EPA has not adopted a national program for NOx Allowances similar to the SO2 Allowances program, but has recommended, in proposed regulations under Title I of the Clean Air Act, that states adopt NOx Allowance programs. While certain states have adopted NOx Allowance programs, Indiana has not to date adopted such a program.

     At the end of the Demonstration Period, or upon the earlier termination of the Host Site Agreement in accordance with its terms, NOXSO is obligated to remove the Project Facilities. In lieu of requiring removal of the Project Facilities at the end of the Demonstration Period, RPL has the option to purchase the Project Facilities at an agreed-upon price.



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Additional Debtor-in-Possession Financing

     On December 16, 1997, the Bankruptcy Court entered an order authorizing the Company to obtain up to $100,000 of debtor-in-possession financing in addition to the $650,000 of debtor-in-possession financing that had previously been approved and obtained. Under the December 1997 arrangement, the Company borrowed $90,000, which was repaid when the Tennessee Facility was sold, together with interest equal to 1% of the principal amount loaned. The loans were made to the Company as follows: $32,500 from Robert M. Long, a director of the Company; $10,000 from John Toedtman, a director of the Company; $22,500 from Edwin J. Kilpela, the Chief Executive Officer and a director of the Company; and $25,000 from a financial advisor to the Company. In connection with the loans and as authorized by the Bankruptcy Court, the Company issued one share of its Common Stock for each $3.00 of principal loaned to the Company. Mr. Kilpela waived any right he had to receive such shares. As a result, the Company issued 22,500 shares of its Common Stock in connection with the financing. After the issuance of those shares, the total number of shares of Common Stock outstanding (which was incorrectly stated on the cover page of the Company's Report on Form 10-Q for the quarter ended September 30, 1997) was 15,022,151.

Plan of Reorganization

     Pursuant to an order of the Bankruptcy Court for the Eastern District of Tennessee dated January 6, 1998, NOXSO has been granted an extension of its exclusive time to file a plan of reorganization until February 15, 1998. The order will become final unless objections are filed within 20 days of the date of the order.

Project Funding Needs

     The completion of the sale of the Tennessee Facility and the execution of the Host Site Agreement represent the completion of one of the elements of NOXSO's plan to emerge from bankruptcy and a significant step toward the completion of the second element, that is, organizing a project for the commercial demonstration of the NOXSO Process. However, in order to complete such a commercial demonstration, NOXSO must, among other things, obtain the consent of the DOE to utilize DOE funding at the new project site, as well as raise $10 million to $12 million in additional equity and/or debt financing. No source has been identified for such additional financing. If NOXSO is unable to accomplish these objectives, it may be necessary for NOXSO to sell the rights to the NOXSO Process in the bankruptcy proceedings and to liquidate. In such event, it is unlikely that sufficient funds will be generated to permit any distribution to be made to NOXSO's stockholders.


(c)  Exhibits

2.1 Host Site Agreement dated as of January 5, 1997, between NOXSO Corporation and Richmond Power & Light.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOXSO CORPORATION
                                        -----------------
                                        (Registrant)



                                        By: /s/ Edwin J. Kilpela
                                            ---------------------------
                                            Edwin J. Kilpela, President



Dated: January 15, 1998


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